UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	0-21835	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, completed the acquisition of i3 Product Development (or “i3”) on May 26, 2023. i3 is a custom engineering services firm, with over 55 engineers specializing in electronics, mechanical, industrial, embedded and software engineering. i3 specializes in working to transform customer’s ideas into industrial design solutions through rapid prototyping and creating 3D models in-house. Their solutions are used across many sectors, including medical, off-highway, recreational and commercial marine, power sports, health and wellness, agriculture, consumer goods, industrial, sports and fitness.

The acquisition of i3 is expected to help augment other Helios businesses by providing profitable engineering, consulting, and product development services for customer-specific solutions that go beyond the current products and solutions offered by Helios. Helios funded the acquisition through a combination of cash and 370,276 shares of the Company’s common stock, par value $0.001 per share, which were issued in a private placement made in reliance on Section 4(a)(2) of the Securities Exchange Act of 1933. Other terms of the acquisition were not disclosed. The acquisition is expected to be immediately accretive to earnings.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Five proposals described fully in the 2023 Proxy Statement of Helios Technologies, Inc. were presented for approval at the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) held on June 1, 2023. As of the record date, 32,633,598 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 30,484,226 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following five matters:

Proposal 1. Election of Directors

Laura Dempsey Brown, Cariappa Chenanda and Alexander Schuetz were elected as directors to serve for a term expiring on the date of the Company’s 2026 Annual Meeting. Laura Dempsey Brown, Cariappa Chenanda and Alexander Schuetz were previously elected to serve as directors for a term expiring on the date of the Annual Meeting. All directors serve until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes cast for and withheld were as follows:

Director	For	Against	Withhold	Broker Non-Votes
Laura Dempsey Brown	28,712,878	924,306	13,990	833,052
Cariappa Chenanda	28,584,741	1,053,778	12,655	833,052
Alexander Schuetz	27,704,257	1,934,195	12,722	833,052

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 30, 2023, as disclosed in the Company’s 2023 Proxy Statement, received the following votes:

For	30,342,354
Against	138,393
Abstain	3,479
Broker Non-Votes	N/A

Proposal 3. Advisory Vote on the Frequency of an Advisory Vote to Approve Named Executive Officer Compensation

As the Company's Board of Directors recommended, and a majority of the votes cast approved, the Company will submit executive compensation to the shareholders on an annual basis until the issue of the frequency of such vote is again brought before the shareholders. The votes cast were as follows:

1 Year	28,497,930
2 Years	16,496
3 Years	1,131,226
Abstain	5,162
Broker Non-Votes	833,412

Proposal 4. Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2023 Proxy Statement, received the following votes:

For	23,018,569
Against	6,393,296
Abstain	238,866
Broker Non-Votes	833,495

Proposal 5. Approval of the 2023 Equity Incentive Plan

The proposal to approve the Helios Technologies 2023 Equity Incentive Plan, as disclosed in the 2023 Proxy Statement, received the following votes:

For	28,814,207
Against	818,788
Abstain	8,179
Broker Non-Votes	843,052

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	June 2, 2023	By:	/s/ Tricia L. Fulton
Tricia L. Fulton Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)